* Confidential treatment has been requested for the redacted portions of this agreement pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  The confidential, redacted portions have been provided separately to the U.S. Securities and Exchange Commission.

Exhibit 10.33

ADDENDUM AND EXTENSION TO
YARN PURCHASE AGREEMENT

THIS ADDENDUM AND EXTENSION TO YARN PURCHASE AGREEMENT (this “Addendum”) is made and entered into as of the 30th day of June, 2018 (the “Effective Date”) by and between Hanesbrands Inc., a Maryland corporation with a principal place of business located at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105 (“Buyer” or “HBI”), and Unifi Manufacturing, Inc., a North Carolina corporation with a principal place of business located at 7201 West Friendly Avenue, Greensboro, North Carolina 27410 (“Supplier” or “Unifi”).

RECITALS

WHEREAS, HBI and Unifi previously entered into a Yarn Purchase Agreement dated as of September 1, 2014 (the “Agreement”);

WHEREAS, the Agreement will expire by its terms on the Effective Date, and HBI and Unifi desire to extend the term of the Agreement; and

WHEREAS, HBI and Unifi also wish to amend certain terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual benefit to be derived from this Addendum and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Extension of Term. Section 8.1 of the Agreement is hereby amended such that the term of the Agreement is hereby extended through September 30, 2019 (the “Extended Term”).

2.Payment Terms.

a.	For all purchases on or after July 1, 2018, references to [Confidential]* in Section 3.3 of the Agreement are hereby changed to [Confidential]*.

b.	The following is added as the final sentence in Section 3.3: [Confidential]*

c.	[Confidential]*

3.Certain Purchases.  Beginning on the first date HBI places an order for [Confidential]* and for the duration of the Extended Term, HBI agrees to buy [Confidential]* for the following air covered Yarns (the “Specified Yarns”) at the following prices:

a.	[Confidential]*

b.	[Confidential]*

For the avoidance of doubt, HBI will be relieved of its obligations in this Section 3 of the Addendum to the extent that any of the conditions specified in the last sentence of Section 2.2 of the Agreement occurs with respect to the Specified Yarns.  In addition, HBI will be entitled to all of its remedies under the Agreement or at law if Unifi delivers non-conforming Yarn, including but not limited to those set forth in Section 6.3 of the Agreement.  The obligations in this Section 3 of the Addendum do not modify Buyer’s obligations set forth in Section 2.2 of the Agreement as to Yarns other than the above-defined Specified Yarns.

4.Certain Terms.  All capitalized terms not defined herein shall have the same meanings as set forth in the Agreement.

5.No Other Amendments.  Except as amended by this Addendum, all the terms and provisions of the Agreement shall remain in full force and effect.

6.Entire Agreement.  This Addendum, together with the Agreement, sets forth the entire and final agreement and understanding of the parties with respect to the subject matter of this Addendum and the Agreement.  In the event of any conflict between the terms and conditions set forth in the Agreement and this Addendum, the terms and conditions of this Addendum shall control.  This Addendum may not be modified or amended except by an instrument in writing executed by the parties to this Addendum.

7.Counterparts.  This Addendum may be executed in one or more counterparts (whether facsimile or original), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Addendum as of the day and year first above written.

	HANESBRANDS INC.		UNIFI MANUFACTURING, INC.

By:	/s/ Mike Faircloth	By:	/s/ Thomas H. Caudle, Jr.
Name:	Mike Faircloth	Name:	Thomas H. Caudle, Jr.
Title:	Group President, Global Supply Chain, IT and E-Commerce	Title:	President and Chief Operating Officer
Date:	June 27, 2018	Date:	June 29, 2018